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                                                                     EXHIBIT 3.5


                          CERTIFICATE OF INCORPORATION

                                       OF

                          SIMONDS HOLDING COMPANY INC.

        The undersigned, in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

        FIRST: The name of the corporation is:

                          Simonds Holding Company Inc.

        SECOND: The registered office of the corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent at such address is The Corporation Trust Company.

        THIRD: The nature of the business to be conducted or promoted and the purposes of the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is one hundred (100) shares of Common Stock, at $.01 par value.

        The following restrictions are imposed upon the transfer of shares of the Common Stock of the corporation:

        The corporation shall have the right to purchase, or to direct the transfer of, the shares of its Common Stock in the events and subject to the conditions and at a price fixed as provided below; each holder or shares of such Common Stock holds his shares subject to this right and by accepting the same upon original issue or subsequent transfer thereof, the stockholder agrees for himself, his legal representatives and assigns as follows:


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        In the event of any change in the ownership of any share or shares of such Common Stock (made or proposed) or in the right to vote thereon (whether by the holder's act or by death, legal disability, operation of law, legal processes, order of court, or otherwise, except by ordinary proxies or powers of attorney) the corporation has the right to purchase such share or all or any part of such shares or to require the same to be sold to a purchaser or purchasers designated by the corporation or to follow each such method in part at a price per share equal to the fair value thereof at the close of business on the last business day next preceding such event as determined by mutual agreement or, failing such agreement, by arbitration as provided below.

        In any such event the owner of the share or shares concerned therein (being for the purposes of these provisions, all persons having any property interest therein) shall give notice thereof in detail satisfactory to the corporation. Within ten days after receipt of said owner's notice, the corporation shall elect whether or not to exercise its said rights in respect to said shares and, if it elects to exercise them, shall give notice of its election.

        Failing agreement between the owner and the corporation as to the price per share to be paid, such price shall be the fair value of such shares as determined by three arbitrators, one designated within five days after the termination of said ten-day period by the registered holder of said share or shares or his legal representatives, one within said period of five days by the corporation and the third within five days after said appointment last occurring by the two so chosen. Successor arbitrators, if any shall be required shall be appointed, within reasonable time, as nearly as may be in the manner provided as to the related original appointment. No appointment shall be deemed as having been accomplished unless such arbitrator shall have accepted in writing his appointment as such within the time limited for his appointment. Notice of each appointment of an arbitrator shall be given promptly to the other parties in interest. Said




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arbitrators shall proceed promptly to determine said fair value. The determination of the fair value of said share or shares by agreement of any two of the arbitrators shall be conclusive upon all parties interest in such shares. Forthwith upon such determination the arbitrators shall mail or deliver notice of such determination to the owner (as above defined) and to the corporation.

        Within ten days after agreement upon said price or mailing of notice of determination of said price by arbitrators as provided below (whichever shall last occur), the shares specified therein for purchase shall be transferred to the corporation or to the purchaser or purchasers designated therein or in part to each as indicated in such notice of election against payment of said price at the principal office of the corporation.

        If in any of the said events, notice therefor having been given as provided above, the corporation elects in respect of any such shares or any part thereof not to exercise its said rights, or fails to exercise them or to give notice or make payment all as provided above, or waives said rights by vote or in authorized writing, then such contemplated transfer or such change may become effective as to those shares with respect to which the corporation elects not to exercise its rights or fails to exercise them or to give notice or to make payment, if consummated within thirty days after such election, failure or waiver by the corporation, or within such longer period as the corporation may authorize.

        If the owner's notice in respect of any of such shares of Common Stock is not received by the corporation as provided above, or if the owner fails to comply with these provisions in respect of any such shares in any other regard, the corporation, at its option and in addition to its other remedies, may suspend the rights to vote or to receive dividends on said shares, or may refuse to register on its books any transfer of said shares or otherwise to recognize any transfer or change in the ownership thereof or in the right to vote thereon, one or more, until these



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provisions are complied with to the satisfaction of the corporation; and if the required owner's notice is not received by the corporation after written demand by the corporation it may also or independently proceed as though a proper owner's notice had been received at the expiration of ten days after mailing such demand, and, if it exercises its rights with respect to said shares or any of them, the shares specified shall be transferred accordingly.

        In respect of these provisions with respect to the transfer of shares of Common Stock, the corporation may act by its board of directors. Any notice or demand under said provisions shall be deemed to have been sufficiently given if in writing delivered by hand or addressed by mail postpaid, to the corporation at its principal office or to the owner (as above defined) or to the holder registered on the books of the corporation (or his legal representative) of the share or shares in question at the address stated in his notice or at his address appearing on the books of the corporation.

        Nothing herein contained shall prevent the pledging of shares, if there is neither a transfer of the legal title thereto nor a transfer on the books of the corporation into the name of the pledgee, but no pledgee or person claiming thereunder shall be entitled to make or cause to be made any transfer of pledged shares by sale thereof or otherwise (including in this prohibition transfer on the books of the corporation into the name of the pledgee) except upon compliance herewith and any such pledge shall be subject to these conditions and restrictions.

        FIFTH: The name and mailing address of the incorporator is as follows:

               NAME                            MAILING ADDRESS
               ----                            ---------------

               Lawrence J. Knopf               Gaston & Snow
                                               One Federal Street
                                               Boston, MA 02110



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        SIXTH: All corporate powers of the corporation shall be exercised by the board of directors except as otherwise by law or herein provided.

               (a) Directors need not be stockholders of the corporation.

               (b) Subject to any limitation contained in the by-laws, the board of directors may make by-laws, and from time to time may alter, amend or repeal any by-laws, but and by-laws made by the board of directors may be altered, amended or repealed by the stockholders at any meeting of stockholders by the affirmative vote of the holders of a majority of the stock present and voting at such meeting, provided notice that an amendment is to be considered and acted upon is inserted in the notice or waiver of notice of such meeting.

               (c) The board of directors shall have power from time to time to fix and determine and to vary the amount of the working capital of the corporation, to direct and determine the use and disposition thereof, to set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purposes and to abolish any such reserve in the manner in which it was created.

               (d) The board of directors may from time to time determine whether and to what extent and at which times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the corporation except as conferred by statute or as authorized by the board of directors.

               (e) No contract or other transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, Partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial or other interest, shall be void or voidable solely for this reason, or




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solely because the director or officer is present at or Participates in the meeting of the board or committee thereof which authorizes the contract or other transaction, or solely because his or their votes are counted for such Purpose. Provided that the material facts as to such relationship or interest and as to the contract or other transaction are disclosed or are known (1) to the board of directors or the committee, and the board or committee in good faith authorizes the contract or other transaction be the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (2) to the stockholders entitled to vote thereon, and the contract or other transaction is specifically approved in good faith by vote of the stockholders.

               (f) Any contract, act or transaction of the corporation or of the directors may be ratified by a vote of a majority of the shares having voting power at any meeting of stockholders, or at any special meeting called for such purpose, and such ratification shall, so far as permitted by law and by this certificate of incorporation, be as valid and as binding as though ratified by every stockholder of the corporation.

               (g) Any vote or votes authorizing liquidation of the corporation or proceedings for its dissolution may provide, subject to the rights of creditors and rights expressly provided for particular classes or series of stocks for the distribution pro rata among the stockholders of the corporation of the assets of the corporation, wholly or in part in kind, whether such assets be in cash or other property, and may authorize the board of directors of the corporation to determine the value of the different assets of the corporation for the purpose of such liquidation and may divide or authorize the board of directors of the corporation to divide such assets or any part thereof among the stockholders of the corporation, in such manner that every stockholder will received a proportionate amount in value (determined as aforesaid) of cash or property of the



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corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

               (h) Elections of directors need not be by ballot.

               (i) The corporation shall, to the extent legally permissible, indemnify each of its officers and directors against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his acts or omissions as such director or officer.

        SEVENTH: No holder of stock of the corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of the corporation or any additional stock to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, but any such unissued stock or such additional authorized issue of new stock, or such securities convertible into stock, may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporations or associations, and upon such terms as may be deemed advisable by the board of directors in the exercise of their discretion.

        EIGHTH: Meetings of stockholders may be held without the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be from time to time designated by the board of directors.

        NINTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter



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prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        TENTH: A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this Article TENTH shall not eliminate or limit a director's liability (i) for any breach of the director's duty of loyalty to the corporation and its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws;
(iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article TENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

        Any repeal or modification of this Article TENTH shall not increase the personal liability of any director of this corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.





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        THE UNDERSIGNED, hereby declaring and certifying that the facts stated
in this Certificate of Incorporation are true, hereunto sets his hand and seal this 23rd day of March, 1988.



                                             /s/ Lawrence J. Knopf
                                             --------------------------------
                                             Lawrence J. Knopf






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